1 SETTLEMENT AND RELEASE AGREEMENT This Settlement and Release Agreement (“Settlement Agreement”), effective as of August 6, 2021 (“Effective Settlement Date”), is made between Exelon Generation Company, LLC (“ExGen”, and together with its Affiliates, “Exelon”) and EDF Inc. (“EDFI”, and together with its Affiliates, “EDF”) (Exelon and EDF each a “Party”, and together the “Parties”), in connection with the settlement of ongoing disputes between the Parties related to EDFI’s interest in Constellation Energy Nuclear Group, LLC (“CENG”) and EDFI’s put option to sell to ExGen, EDFI’s 49.99% interest in CENG (the “Disputes”), including but not limited to the arbitration styled Exelon Generation Company, LLC v. EDF Inc., ICC Case No. 25479/MK/PDP (“ICC Case 25479” or the “Arbitration”). Capitalized terms used in this Settlement Agreement without a separate definition shall have the respective meanings given to them in the Put Agreement (as defined below). WHEREAS, on April 1, 2014, ExGen, EDFI and CENG signed a Put Agreement (as amended and modified, the “Put Agreement”) that provided EDFI with the ability to sell, transfer and convey its 49.99% Membership Interest in CENG (“Designated Interest”) to ExGen at a price to be agreed upon between the Parties or determined through the Baseball Arbitration procedure in the Put Agreement (“Put Option”). The Purchase Price at which ExGen must purchase EDFI’s Designated Interest is the amount, expressed in U.S. dollars, of the “Fair Market Value”, a term defined under the Put Agreement; WHEREAS, on November 20, 2019, EDFI notified ExGen of its intent to exercise the Put Option in 60 days; WHEREAS, ExGen and EDFI were unable to agree on the Fair Market Value of the Designated Interest and, thus, commenced the Baseball Arbitration procedure, as defined in the Put Agreement; WHEREAS, in connection with claims relating to its interpretation of the Put Agreement for the purposes of the Baseball Arbitration (“Exelon’s Claims”), ExGen filed a Request for Arbitration on July 8, 2020, which commenced ICC Case 25479, and EDFI filed its Answer to the Request for Arbitration on September 14, 2020, advancing its counterclaims in the same Arbitration (“EDFI’s Counterclaims”); WHEREAS, the arbitral tribunal constituted in ICC Case 25479 rendered a partial final award on May 6, 2021 (“Award”), and reserved certain issues for determination (if necessary) in a subsequent final award; WHEREAS, following issuance of the Award, ExGen and EDFI have not yet resolved their disagreement over the Fair Market Value of the Designated Interest and are continuing to engage in a Baseball Arbitration process under the Put Agreement but have not yet appointed a third independent investment bank (“Third Bank”) to select a valuation that shall constitute Fair Market Value; WHEREAS, on February 24, 2021, Exelon Corporation announced the planned separation of ExGen from Exelon Corporation (together with any corporate restructuring Exelon Corporation may undertake in connection with such planned separation, the “Spin Transaction”), and on February 25, 2021 ExGen filed requests for approval of the Spin Transaction from the U.S. Nuclear

2 Regulatory Commission (“NRC”) (Docket Nos. 50-317, 50-318, 50-220, 50-410, 72-1036, 50-244, and 72-67, the “NRC Proceeding”), the New York Public Service Commission (“NY PSC”) (Case 21-E-0130, the “NY PSC Proceeding”), and the Federal Energy Regulatory Commission (“FERC”) (Docket No. EC21-57-000); WHEREAS, on June 14, 2021, EDFI filed a Petition for Leave to Intervene and Request for Hearing in the NRC Proceeding, and on June 8, 2021, EDFI filed Comments and a Request for Hearing in the NY PSC Proceeding; WHEREAS, pursuant to Exelon’s request on July 20, 2021, the Parties have engaged in negotiations on a strict confidentiality basis with a view to achieving a possible settlement of their Disputes; WHEREAS, ExGen and EDFI have signed a Mutual Non-Disclosure Agreement on July 22, 2021, and a second Non-Disclosure Agreement on July 28, 2021 (together, the “NDAs”); WHEREAS, certain of the EDF Parties have delivered to certain of the Exelon Parties on the date hereof agreements terminating power purchase agreements with respect to certain CENG facilities: (i) the letter agreement dated August 6, 2021 terminating (x) the Confirmation for Physically Settled Power Transactions (Calvert Cliffs Unit 1) dated November 3, 2010 between EDF Trading North America, LLC and Calvert Cliffs Nuclear Power Plant, LLC, pursuant to the certain 1992 ISDA Master Agreement (U.S. Version) Multicurrency – Cross Border) (Calvert Cliffs Unit 1), dated as of November 6, 2009, each as amended and extended from time to time; and (y) the Confirmation for Physically Settled Power Transactions (Calvert Cliffs Unit 2) dated November 3, 2010 between EDF Trading North America, LLC and Calvert Cliffs Nuclear Power Plant, LLC, pursuant to the certain 1992 ISDA Master Agreement (U.S. Version) Multicurrency – Cross Border) (Calvert Cliffs Unit 2), dated as of November 6, 2009, each as amended and extended from time to time (collectively, the “CC Power Purchase Termination Agreement”); (ii) the letter agreement dated August 6, 2021 terminating the Confirmation for Physically Settled Power Transactions dated November 3, 2010 between EDF Trading North America, LLC and R.E. Ginna Nuclear Power Plant, LLC, pursuant to the certain 1992 ISDA Master Agreement (U.S. Version) Multicurrency – Cross Border) (Ginna), dated as of November 6, 2009, each as amended and extended from time to time (collectively, the “Ginna Power Purchase Termination Agreement”); and (iii) the letter agreement dated August 6, 2021 terminating (x) the Confirmation for Physically Settled Power Transactions (Nine Mile Point 1) dated November 3, 2010 between EDF Trading North America, LLC and Nine Mile Point Nuclear Station, LLC, pursuant to the certain 1992 ISDA Master Agreement (U.S. Version) Multicurrency – Cross Border) (Nine Mile Point Unit 1), dated as of November 6, 2009, each as amended and extended from time to time; and (y) the Confirmation for Physically Settled Power Transactions (Nine Mile Point 2) dated November 6, 2009 between EDF Trading North America, LLC and Nine Mile Point Nuclear Station, LLC, pursuant to the certain 1992 ISDA Master Agreement (U.S. Version) Multicurrency – Cross Border) (Nine Mile Point Unit 2), dated as of November 6, 2009, each as amended and extended from time to time (collectively, the “NM Power Purchase Termination Agreement” and together with the CC Power Purchase Termination Agreement and the Ginna Power Purchase Termination Agreement, the “PPA Termination Agreements”);

3 WHEREAS, the Parties have expressed their resolve to settle their Disputes amicably and to terminate the Arbitration in accordance with the terms of this Settlement Agreement; and NOW THEREFORE, the Parties have agreed to enter into this Settlement Agreement in consideration of the mutual covenants and other valuable consideration (the receipt of which each Party hereby acknowledges) set out below: 1. Recitals Incorporated. The Parties acknowledge and agree that the above recitals are incorporated in and made a part of this Settlement Agreement. 2. Entry into Force. This Settlement Agreement comes into force on the Effective Settlement Date. 3. Closing; Assignment of Membership Interest. ExGen and EDFI acknowledge and agree that as of the Effective Settlement Date, all of the conditions precedent to closing set forth in Section 6.1 of the Put Agreement have been satisfied. Simultaneously with the execution of this Settlement Agreement, and all on the Effective Settlement Date, ExGen and EDFI will cause the remaining conditions precedent to closing set forth in Sections 6.2 and 6.3 of the Put Agreement to be satisfied and to close the sale of the Designated Interest pursuant to the Put Option on the Effective Settlement Date by delivering the instruments and other documents, and taking the actions (including payment of the Purchase Price) set forth in Section 2.3 of the Put Agreement, except as expressly modified in this Settlement Agreement, and by transferring the Designated Interest from EDFI to ExGen’s wholly-owned subsidiary, Constellation Nuclear, LLC (“CNL”) (it being agreed that ExGen shall, nonetheless, remain obligated under the Put Agreement as the Purchaser). Such Effective Settlement Date shall be the date of closing irrespective of Section 2.2 of the Put Agreement, and in all other respects the closing shall be deemed the “Put Closing” under the Put Agreement and comply with the requirements for the Put Closing under the Put Agreement and shall result in CNL becoming the legal and beneficial owner of the Designated Interest and EDFI ceasing to be a Member (as defined in the CENG Operating Agreement) of CENG. 4. Purchase Price and Fair Market Value. 4.1. The Parties agree that the Fair Market Value of EDFI’s Designated Interest, and thus the Purchase Price to be paid to EDFI pursuant to the Put Agreement and the Assignment of Membership Interest in exchange for the Designated Interest (the “Put Transaction”), is US $885,000,000.00 (eight hundred eighty-five million dollars). 4.2. The Parties agree that, upon the Put Closing, ExGen shall cause CNL to pay the Purchase Price to EDFI. 4.3. Upon the Put Closing, EDFI agrees to accept, as satisfaction of ExGen’s obligation to pay the Purchase Price under the Put Agreement, payment of the Purchase Price by CNL. 5. Discontinuance of the Baseball Arbitration. After the Put Closing, the Parties shall refrain from sending any communications to each other or to any third party in connection with the ongoing Baseball Arbitration process, unless ExGen and EDFI agree otherwise in writing. Within twenty four (24) hours of the Put Closing, ExGen and EDFI shall deliver a mutually agreed written notice to Credit Suisse advising that they will not require its services as a Third Bank.

4 6. Discontinuance of the Arbitration. Within twenty four (24) hours of the Put Closing, ExGen and EDFI shall transmit a notice to the ICC and the arbitral tribunal constituted in the Arbitration that reads as follows: Dear Members of the Tribunal, The Parties wish to inform you that this matter has been fully and finally resolved pursuant to a binding settlement agreement effective as of August 6, 2021. The Claimant and Respondent have agreed that each shall bear its own legal fees and costs incurred in, or in connection with, all disputes. The Claimant and Respondent shall bear in equal parts all fees and expenses of the Tribunal and of the ICC in this arbitration that have been paid or which remain to be paid. For the avoidance of doubt, nothing in the present communication to the Tribunal shall be construed as a modification or interpretation of the settlement agreement itself. For the further avoidance of doubt, nothing contained in the settlement agreement shall affect the final and binding effect of the partial final award dated May 6, 2021 upon the parties to the arbitration pursuant to Article 7.10(a) of the Put Agreement. In accordance with the above, the Parties withdraw any remaining unresolved claims with prejudice and request that the Tribunal and the ICC close this matter. In addition, we would ask that the ICC provide an updated statement of accounts and, after accounting for any outstanding fees or costs, remit to the Parties any sums remaining on deposit. The Parties are grateful for the Tribunal members’ service. The contents of this communication have been agreed by the Claimant and the Respondent. 7. Suspension and Discontinuance of the Regulatory Proceedings. 7.1. After the Put Closing, EDF shall refrain from commencing or continuing any action before any regulatory or other Governmental Entity, including but not limited to filing any submission with, making any request to or appearing before any such entity, regarding Exelon’s Spin Transaction and, as promptly as practicable (and in any event within five (5) Business Days after the Put Closing), EDFI shall notify the NRC, the NY PSC, and any other Governmental Entity with which it has filed a pleading or other submission seeking to oppose or otherwise intervene with respect to the Spin Transaction that EDFI: (a) withdraws as a party to any such proceeding; (b) withdraws its pleadings or other submissions, including but not limited to requests for hearings in the NRC Proceeding and the NY PSC Proceeding; and (c) confirms that the Put Closing has occurred and that EDFI no longer is a Member of or has any ongoing Membership Interest or any other interest in CENG. All such notifications to regulatory or other Governmental Entities shall be provided in advance to ExGen for its review and shall be mutually agreed by ExGen and EDFI, such agreement not to be unreasonably withheld. Each Party will pay its own costs in connection with these regulatory proceedings.

5 7.2. After the Closing, EDF agrees not to take any action to oppose, or any action that is intended or reasonably likely to delay, condition, impede, prohibit, or otherwise frustrate or interfere with, the Spin Transaction in any action, claim, lawsuit, appeal, arbitration, regulatory action, or any other proceeding or forum. 7.3. For a period of five (5) years after the Effective Settlement Date, EDF shall not commence, intervene in or continue any action before any regulatory entity, commission, or authority or other Governmental Entity in each case within the United States, including but not limited to filing any submission where such action is intended to delay, condition, impede, prohibit, or otherwise frustrate or interfere with any current or future benefits, concessions or other forms of support by a Governmental Entity applicable to CENG or its subsidiaries that recognizes specifically the attributes of nuclear energy including for example zero emission, carbon-free, baseload resilient energy production (“Nuclear Support Measures”). Nor, through 2029, shall EDF commence, intervene in or continue any action before any regulatory entity, commission, or authority or other Governmental Entity in each case within the United States, including but not limited to filing any submission where such action is intended to delay, condition, impede, prohibit, or otherwise frustrate or interfere with the current zero emission credit program in New York or any extension of such program. For the avoidance of doubt, for purposes of this Section 7.3 only, the term “EDF” shall exclude any joint venture, partnership or other Person in which EDFI or its Affiliates have an interest but which are not directly or indirectly controlled by or under common control with EDFI. Notwithstanding the foregoing, nothing herein shall prohibit or limit EDF from: (i) filing submissions and appearing before any Government Entity (a) in support of any proposed law or regulation, or any component of any proposed law or regulation, that recognizes specifically the zero emission or carbon free attributes of renewable energy, or (b) in opposition to any proposed law or regulation, or any component of any proposed law or regulation, that is not a Nuclear Support Measure; or (ii) defending itself or any of its subsidiaries in any action whatsoever brought by any party and, its right to defend itself shall include, but not be limited to, the right to cross- claim, counterclaim, seek permanent or temporary injunctive relief or other similar remedies. 8. Release, Discharge and Covenant Not to Sue 8.1. In return for payment of the Purchase Price and Exelon’s agreement to the terms of this Settlement Agreement, EDFI, on behalf of itself and the other EDF Parties, confirms, for the avoidance of any doubt, that Section 7.4(a) of the Put Agreement shall be effective as of the completion of the Put Closing (including payment of the Purchase Price). 8.2. In addition to Section 7.4(a) of the Put Agreement, EDFI, on behalf of itself and the other EDF Parties, agrees that Exelon and the other Exelon Parties are released and discharged without exception, totally and irrevocably, from liability for all of EDFI’s Counterclaims in the Arbitration, as well as from liability for any other claims (including all rights, proceedings, legal action or recourse of any kind) arising out of EDFI’s Counterclaims, up to and including the present date, including all rights arising out of or in connection with the Award. 8.3. The Parties agree that all obligations to EDFI under that certain Employee Matters Agreement, dated April 1, 2014, by and among ExGen, EDFI, CENG and Nine Mile Point

6 Nuclear Station, LLC (“NMP”) (as amended, the “EMA”), are deemed fully and completely satisfied. Accordingly, EDFI, on behalf of itself and the other EDF Parties, further agrees that ExGen, CENG, NMP and the other Exelon Parties are released and discharged without exception, totally and irrevocably, from all liabilities and obligations, whether or not known now, heretofore, or hereafter, whether anticipated or unanticipated, suspected or claimed, fixed or contingent, under the EMA. The Parties further agree that to the extent the EDF Parties have any obligations under the EMA, such obligations have been fully satisfied. 8.4. In return for EDFI and the other EDF Parties’ compromise, release and discharge given above and EDFI’s agreement to the terms of this Settlement Agreement, ExGen, on behalf of itself and the other Exelon Parties, confirms, for the avoidance of any doubt, that Section 7.4(b) of the Put Agreement shall be effective as of the completion of the Put Closing (including payment of the Purchase Price). 8.5. In addition to Section 7.4(b) of the Put Agreement, ExGen, on behalf of itself and the other Exelon Parties, agrees that EDFI and the other EDF Parties are released and discharged without exception, totally and irrevocably, from liability for all of Exelon’s Claims in the Arbitration, as well as from liability for any other claims (including rights, proceedings, legal action or recourse of any kind) arising out of Exelon’s Claims, up to and including the present date, including all rights arising out of or in connection with the Award. 8.6. In return for the mutual covenants given above, Exelon and EDF covenant not to bring any claims or commence any legal, arbitral, administrative, regulatory or other action or proceedings whatsoever in any jurisdiction against each other arising out of or relating to Exelon’s Claims, EDFI’s Counterclaims, the Purchase Price, or the Award, or that are subject to the waivers and releases set forth in Section 7.4(a) and 7.4(b) of the Put Agreement (after giving effect to Section 8.7 below) or in Section 8.3 above, save for the purpose of enforcing their rights pursuant to the terms of this Settlement Agreement. 8.7. Notwithstanding anything else in this Settlement Agreement or in Section 7.4 of the Put Agreement to the contrary, the Parties agree that, solely as to the Persons that are signatories to the PPA Termination Agreements, the waivers, releases and other promises in Sections 8.1 through 8.5 of this Settlement Agreement and in Section 7.4 of the Put Agreement shall not apply to, and shall have no effect on, the matters covered by such PPA Termination Agreements, and with respect to such matters each such Person shall be subject to the terms and conditions of (including the waivers and releases in) each PPA Termination Agreement to which it is a signatory. 8.8. For the avoidance of doubt, other than as set out in Section 8.7 above, nothing contained in this Settlement Agreement shall waive or release the rights of any Person under Section 7.4 of the Put Agreement. 9. Governing Law. This Settlement Agreement will be governed by the laws of the State of New York, without reference to its choice of law rules. 10. Arbitration. All disputes arising out of or in connection with this Settlement Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce

7 by three arbitrators appointed in accordance with said Rules. The seat of the arbitration shall be New York, New York, United States of America, and the language of the arbitration shall be English. The Parties agree that, once confirmed, the arbitral award may be enforced against the Parties to the arbitration proceeding or their assets wherever they may be found and that a judgment upon the arbitral award may be entered in any court having jurisdiction thereof. 11. Miscellaneous Provisions 11.1. The Parties declare that this Settlement Agreement constitutes an accurate reflection of the prior settlement negotiations between them and thereby constitutes the entire agreement and understanding between the Parties relating to the subject matter. They declare that they are satisfied with its terms and agree with the nature and scope of their respective obligations. Each Party hereby acknowledges that it has negotiated this agreement at arm’s length and with the advice of legal counsel and that it is relying solely on its own best judgment and is not relying on any representation or statement, express or implied, by the other, or any agent, employee, attorney or other representative of the other Party, unless such representation or statement is expressed in writing in this Settlement Agreement. They declare that they accept this Settlement Agreement as a final settlement of their Disputes and commit to execute it in good faith. 11.2. This Settlement Agreement is confidential. Neither Party shall make any communications regarding the existence or content of this Settlement Agreement to third parties, such as press releases, except as mutually agreed in writing. The foregoing restriction shall not apply to any information that (a) is disclosed to a regulatory authority or other Governmental Entity by a Party to the extent that disclosure is, in that Party’s good faith judgment, required, provided, however, that such Party requests confidential treatment for any information so disclosed or (b) is otherwise required to be disclosed in compliance with applicable laws, stock exchange rules or regulations or by a court or other regulatory body having competent jurisdiction, provided, however, that in the case of either (a) or (b) above, such Party provides the other Party with prior notice of such disclosure to the extent permitted by applicable laws, stock exchange rules, or regulations. 11.3. Each Party will comply with all laws, rules, and regulations applicable to its performance under this Settlement Agreement. 11.4. This Settlement Agreement may be amended, modified, or waived only with the mutual written consent of the Parties hereto. 11.5. Subject to the terms of this Settlement Agreement, after the Put Closing, the Put Agreement remains in force with respect to rights and obligations that survive the Put Closing, and nothing in this Agreement shall constitute a waiver of any such rights and obligations. 11.6. For purposes of this Agreement and Section 7.4 (Waiver and Release) of the Put Agreement, the Parties agree that any Person that is an Affiliate of Exelon (or is an Exelon Party or Purchaser Released Party, as applicable) as of the Effective Settlement Date shall be deemed to remain such regardless of the completion of the Spin Transaction.

8 11.7. If any term or provision of this Settlement Agreement is held invalid under any applicable law, such invalidity will not affect any other term or provision of this Settlement Agreement that can be given effect without the invalid term or provision. Further, all terms and conditions of this Settlement Agreement will be deemed enforceable to the fullest extent permissible under applicable law. 11.8. The Parties acknowledge that any breach of the terms of this Settlement Agreement would cause irreparable harm to the other Party as to which monetary damages may be difficult to ascertain or an inadequate remedy. The Parties therefore acknowledge that, in the event of a breach, the other Party will have the right, in addition to its other rights and remedies, to injunctive relieve for any violation of this Settlement Agreement, including with respect to breach of the confidentiality provisions contained herein, without the necessity for posting any bond. 11.9. Each of ExGen and EDFI represents and warrants that it has full authority to enter into this Settlement Agreement and that, to the extent required, its board of directors, shareholders, and/or officers have approved the performance of any and all obligations contemplated by this Settlement Agreement. 11.10. Subject to the limitations set forth in this Agreement, this Agreement will inure to the benefit of and be binding upon the Parties and their respective successors and assigns. 11.11. This Settlement Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Settlement Agreement by electronic means (including by means of facsimile or PDF signature pages) shall be effective as delivery of a manually executed counterpart hereof. [Remainder of page intentionally left blank; signature page follows]

9 The Parties hereto have executed this Settlement Agreement as of the Effective Settlement Date. Exelon Generation Company, LLC By: _____________________________________ Name: Email: EDF Inc. By: ____________________________________ Name: Email: Philippe Castanet philippe.castanet@edf-inc.com

9 The Parties hereto have executed this Settlement Agreement as of the Effective Settlement Date. Exelon Generation Company, LLC By: _____________________________________ Name: Bryan Hanson, Executive Vice President Email: Bryan.hanson@exeloncorp.com EDF Inc. By: ____________________________________ Name: Email: